EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-102810) pertaining to the Hormel Foods Corporation Tax Deferred Investment Plan B of our report dated April 16, 2004, with respect to the financial statements and schedule of the Hormel Foods Corporation Tax Deferred Investment Plan B included in this Annual Report (Form 11-K) for the year ended October 25, 2003.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
April 16, 2004